As filed with the Securities and Exchange Commission on September 30, 2004
Registration No. 333-_________________

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

BACKWEB TECHNOLOGIES LTD.

(Exact name of Registrant as specified in its charter)

Israel	51-2198508

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

10 Ha’amal Street, Park Afek
Rosh Ha’ayin, Israel 48092
(972-3) 6118800

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

BackWeb Technologies Ltd. 1996 Israeli Employee Stock Option Plan
BackWeb Technologies Ltd. 1998 U.S. Stock Option Plan
BackWeb Technologies Ltd. 1999 Employee Stock Purchase Plan

(Full titles of the plans)

Erez Lorber
Chief Executive Officer
BackWeb Technologies Ltd.
c/o BackWeb Technologies Inc.
2077 Gateway Place, Suite 500
San Jose, California 95110
(408) 933-1700

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Barry J. Kramer
Scott J. Leichtner
Fenwick & West LLP
801 California Street
Mountain View, California 94041

CALCULATION OF REGISTRATION FEE

		Proposed Maximum
	Amount to be	Offering Price Per	Proposed Maximum		Amount of
Title of Securities to be Registered	Registered(1)	Share	Aggregate Offering Price		Registration Fee

Ordinary Shares (par value NIS 0.03 per share) to be issued under the BackWeb Technologies Ltd. 1996 Israeli Employee Stock Option Plan and 1998 U.S. Stock Option Plan	1,960,000	$0.43 (2)	$842,800	(2)	$107

Ordinary Shares (par value NIS 0.03 per share) to be issued under the BackWeb Technologies Ltd. 1999 Employee Stock Purchase Plan	814,208	$0.37 (3)	$301,257	(3)	$38

Total	2,774,208	$—	$1,144,057		$145

(1)	Represents the number of Registrant’s Ordinary Shares which may be issued to the Registrant’s employees pursuant to stock options granted under the BackWeb Technologies Ltd. 1996 Israeli Employee Stock Option Plan, and 1998 U.S. Stock Option Plan, and Ordinary Shares issued under the BackWeb Technologies Ltd. 1999 Employee Stock Purchase Plan, in addition to those Ordinary Shares registered pursuant to the Forms S-8 filed by the Registrant with the Commission on August 6, 1999, December 1, 2000, August 31, 2001, and November 15, 2002. Pursuant to Rule 416(a), this Registration Statement shall also cover any additional shares of the Registrant’s Ordinary Shares that become issuable under the aforementioned plans by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that increase the number of the Registrant’s outstanding Ordinary Shares.

(2)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h) under the Act, on the basis of $0.43 per share, the average of the high and low prices of the Registrant’s Ordinary Shares on September 27, 2004, as reported by The Nasdaq Stock Market.

(3)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h) under the Act, on the basis of 85% of $0.43 per share, the average of the high and low prices of the Registrant’s Ordinary Shares on September 27, 2004, as reported by The Nasdaq Stock Market.

PART II INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 8. Exhibits.
SIGNATURES
Index to Exhibits
EXHIBIT 5.1
EXHIBIT 23.1
EXHIBIT 23.2

REGISTRATION STATEMENT

PURSUANT TO GENERAL INSTRUCTION E TO FORM S-8

     On August 6, 1999, December 1, 2000, August 31, 2001, and November 15, 2002, the Registrant filed Registration Statements on Form S-8 (Registration Nos. 333-84659, 333-51098, 333-68804, and 333-101224, respectively) (the “Previous S-8s”) with the Securities and Exchange Commission to register Ordinary Shares that were reserved for issuance pursuant to options granted under the Registrant’s 1996 Israeli Employee Stock Option Plan, 1996 U.S. Stock Option Plan and 1998 U.S. Stock Option Plan, and purchase rights under the Registrant’s 1999 Employee Stock Purchase Plan. The contents of the Registrant’s Previous S-8s are incorporated herein by this reference. The Registrant is filing this Registration Statement on Form S-8 to register additional Ordinary Shares that may be issued pursuant to options granted under the Registrant’s 1996 Israeli Employee Stock Option Plan and 1998 U.S. Stock Option Plan, and purchase rights under the Registrant’s 1999 Employee Stock Purchase Plan.

     Pursuant to the “evergreen” provisions of the 1996 Israeli Employee Stock Option Plan and the 1998 U.S. Stock Option Plan, effective July 1, 2004, the number of Ordinary Shares for which options may be granted under those plans was increased by 1,960,000 shares (which was the lesser of (a) 1,960,000 shares and (b) 5% of the 40,710,414 shares outstanding on that date). Of those shares, 588,000 shares were allocated to the 1996 Israeli Stock Option Plan and 1,372,000 shares were allocated to the 1998 U.S. Stock Option Plan.

     Pursuant to the “evergreen” provisions under the 1999 Employee Stock Purchase Plan, effective July 1, 2004, the number of Ordinary Shares for which options may be granted under that plan was increased by 814,208 shares (which was the lesser of (a) 833,333 shares and (b) 2% of the 40,710,414 shares outstanding on that date).

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit
Number	Description

4.1	1996 Israeli Employee Stock Option Plan (English translation)*

4.2	1998 U.S. Stock Option Plan (Amended and Restated as of January 1, 2002)**

4.3	1999 Employee Stock Purchase Plan***

5.1	Opinion of Naschitz, Brandes & Co., legal counsel

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

23.2	Consent of Kost Forer Gubbay & Kasierer, a member of Ernst & Young Global, Independent Registered Public Accounting Firm

23.3	Consent of Naschitz, Brandes & Co., legal counsel (included in Exhibit 5.1)

24.1	Power of Attorney (see signature page)

* Incorporated by reference to the corresponding exhibit to the Company’s Registration Statement on Form S-8 (File No. 333-51098), filed with the Commission on December 1, 2000.

** Incorporated by reference to Exhibit 10.3 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2001, filed with the Commission on April 1, 2002.

*** Incorporated by reference to the corresponding exhibit to the Company’s Registration Statement on Form F-1, filed with the Commission on June 3, 1999, and amended on June 4, 1999.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto, duly authorized, in the City of San Jose, State of California, on September 27, 2004.

BACKWEB TECHNOLOGIES LTD.

By:	/s/ MICHAEL A. MORGAN

Chief Financial Officer

POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael A. Morgan, his or her attorney-in-fact, with the power of substitution, for him or her in any and all capacities, to sign any amendment to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed as of September 27, 2004 by the following persons in the capacities indicated.

/s/ EREZ LORBER	Director and Chief Executive Officer (Principal Executive Officer)
Erez Lorber

/s/ ELI BARKAT	Chairman
Eli Barkat

/s/ MICHAEL A. MORGAN	Chief Financial Officer (Principal Financial and Accounting Officer)
Michael A. Morgan

/s/ AMIR MAKLEFF	Director
Amir Makleff

/s/ UDAY BELLARY	Director
Uday Bellary

/s/ CHARLES FEDERMAN	Director
Charles Federman

/s/ ISABEL MAXWELL	Director
Isabel Maxwell

Index to Exhibits

Exhibit
Number	Description

4.1	1996 Israeli Employee Stock Option Plan (English translation)*

4.2	1998 U.S. Stock Option Plan (Amended and Restated as of January 1, 2002)**

4.3	1999 Employee Stock Purchase Plan***

5.1	Opinion of Naschitz, Brandes & Co., legal counsel

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

23.2	Consent of Kost Forer Gubbay & Kasierer, a member of Ernst & Young Global, Independent Registered Public Accounting Firm

23.3	Consent of Naschitz, Brandes & Co., legal counsel (included in Exhibit 5.1)

24.1	Power of Attorney (see signature page)

* Incorporated by reference to the corresponding exhibit to the Company’s Registration Statement on Form S-8 (File No. 333-51098), filed with the Commission on December 1, 2000.

** Incorporated by reference to Exhibit 10.3 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2001, filed with the Commission on April 1, 2002.

*** Incorporated by reference to the corresponding exhibit to the Company’s Registration Statement on Form F-1, filed with the Commission on June 3, 1999, and amended on June 4, 1999.